PACIFIC SELECT FUND  LARGE-CAP VALUE PORTFOLIO
                        Report Pursuant to Rule 10f-3
                    For the Quarter Ending March 31, 2003





							Comparable Securities

		    Securities Purchased	(1)		(2)		(3)

(1) Name of Issuer      American Electric  	Premcor Inc. 	Tsakos Energy	N/A
			Power Co.				Navigation Ltd.

(2) Description of	Common Stock		Common Stock	Common Stock	N/A
Security (name,
coupon, maturity,
subordination,
common stock, etc.)


(3) Date of Purchase	02/27/03		N/A		N/A		N/A


(4) Unit Price		$20.95			$24.00		$15.00		N/A


(5) Current Yield	N/A			N/A		N/A		N/A


(6) Yield to Maturity	N/A			N/A		N/A		N/A


(7) Principal Amount
of Total Offering	$1,047,500,000 		$423,000,000 	$95,250,000	N/A


(8) Underwriting
Spread			$0.6285			$1.50		$1.01 		N/A


(9) Names of    JPMorgan, BNP		Morgan Stanley, 	JP Morgan,
Underwriters	Paribas, Salomon Smith	Goldman Sachs & Co.	Jefferies &	N/A
	 	Barney, Banc of 	Salomon Smith Barney,	Co, Sunrise
		America Securities	Deutsche Bank		Securities
		LLC, Danske Markets,  	Securities, Bear 	Corp, Alpha
		Goldman Sachs & Co,	Stearns	& Co		Finance US
		Lehman Brothers	 		 		Corp


(10) Years of 	    >3			>3			>3		N/A
Continuous
Operation


(11) Dollar 	    $5,283,590		N/A			N/A		N/A
Amount of
Purchase


(12) % of 	    0.504%		N/A			N/A		N/A
Offering
Purchased
by Fund


(13) % of 	    1.995%		N/A			N/A		N/A
Offering
Purchased
by Associated
Funds


(14) Sum of	    2.499%		N/A			N/A		N/A
(12) and (13)


(15) % of Fund	    0.54%		N/A			N/A		N/A
Assets Applied
to Purchase


(16) Name(s) of	   JP Morgan	 	N/A			N/A		N/A
Underwriter(s)
or Dealer(s) from
whom Purchased


(17) Is Portfolio   Co-Manager		N/A			N/A		N/A
Manager a Manager
or Co-manager?











			PACIFIC SELECT FUND  LARGE-CAP VALUE PORTFOLIO
				Report Pursuant to Rule 10f-3
			    For the Quarter Ending March 31, 2003

Eligibility (check one):      X Registered public offering
				Eligible Municipal Security
				Eligible Foreign Offering
			        Eligible Rule 144A Offering

	 			Other fund purchasers having same investment adviser as Fund.

Check if the following conditions have been met (and discuss any exceptions):

X	The securities were purchased (1) prior to the end of the first day on which
	any sales were made at a price that did not exceed the price paid by each
	other purchaser in the offering or any concurrent offering of the
	securities (excepting, in an Eligible Foreign Offering, rights required
	by law to be granted to existing security holders) and (2) on or before
	the fourth day before termination, if a rights offering.

X	The securities were offered pursuant to an underwriting or similar
	agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

X	The commission, spread or profit was reasonable and fair in relation to
	that being received by others for underwriting similar securities during a comparable period of time.

X	Except for Eligible Municipal Securities, the issuer of such securities has
	been in continuous operation for not less than three years (including the
	operations of predecessors).

N/A	In the case of Eligible Municipal Securities, the issuer has been rated
	investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

X	Percentage of offering purchased by Fund and other funds with same
	investment adviser did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus
	(2) principal amount of class in any concurrent public offering;
	(b) other securities, 25% of principal amount of offering of class.

X	The Fund did not purchase the securities being offered directly or
	indirectly from an Affiliated Underwriter, /provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and,
	(b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:

 	the securities were sold in an Eligible Rule 144A Offering; compliance with the first condition, above, regarding time and price.

Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: May 14, 2003
						Signed: /s/ Jack Cunningham
						Name:   Jack Cunningham
						Title:  Portfolio Manager










                PACIFIC SELECT FUND  LARGE-CAP VALUE PORTFOLIO
                        Report Pursuant to Rule 10f-3
                    For the Quarter Ending June 30, 2003





							Comparable Securities

		    Securities Purchased	(1)		(2)		(3)

(1) Name of Issuer      Willis Group Holdings  	Aon Corp	Marsh & McLennan

(2) Description of	Common Stock		Common Stock	Common Stock	N/A
Security (name,
coupon, maturity,
subordination,
common stock, etc.)


(3) Date of Purchase	04/30/03		N/A		N/A		N/A


(4) Unit Price		$31.00			$17.18		$75.00		N/A


(5) Current Yield	N/A			N/A		N/A		N/A


(6) Yield to Maturity	N/A			N/A		N/A		N/A


(7) Principal Amount
of Total Offering	$667,309,100 		$549,760,000 	$307,500,000	N/A


(8) Underwriting
Spread			$1.085*			$0.6872*		**		N/A

* Actual commission received after costs for Willis Group Holdings was $0.54 and for Aon Corp. was $0.045.

**The prospectus indicates a public offering price of $75.00 and the amount to be paid by the underwriter is $73.555. This implies an underwriting spread of $1.445, although that is not stated in the prospectus. Therefore, it is possible that other fees or charges are included in the spread noted (although none are described in the prospectus).



(9) Names of    Banc of America, 	Morgan Stanley  Marsh & McLennan 	N/A
Underwriters	Credit Suisse,	 	William Blair	Companies, Inc.
		JP Morgan, 		& Company	Goldman, Sachs & Co.
		Securities LLC
		First Boston

(10) Years of 	    >3			N/A			N/A		N/A
Continuous
Operation


(11) Dollar 	    $3,295,300		N/A			N/A		N/A
Amount of
Purchase


(12) % of 	    0.493%		N/A			N/A		N/A
Offering
Purchased
by Fund


(13) % of 	    1.27%		N/A			N/A		N/A
Offering
Purchased
by Associated
Funds


(14) Sum of	    1.763%		N/A			N/A		N/A
(12) and (13)


(15) % of Fund	    0.257%		N/A			N/A		N/A
Assets Applied
to Purchase


(16) Name(s) of	   First Boston	 	N/A			N/A		N/A
Underwriter(s)
or Dealer(s) from
whom Purchased


(17) Is Portfolio   Co-Manager		N/A			N/A		N/A
Manager a Manager
or Co-manager?











			PACIFIC SELECT FUND  LARGE-CAP VALUE PORTFOLIO
				Report Pursuant to Rule 10f-3
			    For the Quarter Ending June 30, 2003

Eligibility (check one):      X Registered public offering
				Eligible Municipal Security
				Eligible Foreign Offering
			        Eligible Rule 144A Offering

	 			Other fund purchasers having same investment adviser as Fund.

Check if the following conditions have been met (and discuss any exceptions):

X	The securities were purchased (1) prior to the end of the first day on which
	any sales were made at a price that did not exceed the price paid by each
	other purchaser in the offering or any concurrent offering of the
	securities (excepting, in an Eligible Foreign Offering, rights required
	by law to be granted to existing security holders) and (2) on or before
	the fourth day before termination, if a rights offering.

X	The securities were offered pursuant to an underwriting or similar
	agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

X	The commission, spread or profit was reasonable and fair in relation to
	that being received by others for underwriting similar securities during a comparable period of time.

X	Except for Eligible Municipal Securities, the issuer of such securities has
	been in continuous operation for not less than three years (including the
	operations of predecessors).

N/A	In the case of Eligible Municipal Securities, the issuer has been rated
	investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

X	Percentage of offering purchased by Fund and other funds with same
	investment adviser did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus
	(2) principal amount of class in any concurrent public offering;
	(b) other securities, 25% of principal amount of offering of class.

X	The Fund did not purchase the securities being offered directly or
	indirectly from an Affiliated Underwriter, /provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and,
	(b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:

 	the securities were sold in an Eligible Rule 144A Offering; compliance with the first condition, above, regarding time and price.

Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: August 12, 2003
						Signed: /s/ Jack Cunningham
						Name:   Jack Cunningham
						Title:  Portfolio Manager